THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

BIOZONE PHARMACEUTICALS, INC.

10% PROMISSORY NOTE

Principal Amount: $XXX Purchase Price: $XXX
Issue Date: June 13, 2012

BIOZONE PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to ______________ with an office at __________________ or his assigns (the “Holder”), ______________ (the “Principal Amount”) on the date that is the earlier of receipt by the Company of $500,000 or more from any source (other than sales in the ordinary course of business) or three months from the date hereof on the unpaid balance (the “Maturity Date”) of such Principal Amount from time to time outstanding at the rate of ten percent (10%) per annum (“Interest”) until paid in full as provided herein.

1.           Payment Grace Period.  The Company shall not have any grace period to pay any monetary amounts due under this Note.  After the Final Maturity Date and during the pendency of an Event of Default (as defined below), a default interest rate of fifteen percent (15%) per annum shall be in effect.

2.           Prepayment of the Note.  The Company may prepay any outstanding amounts owing under this Note, in whole or in part, at any time prior to the Maturity Date.

3.           Event of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make the remaining unpaid Principal Amount and all accrued but unpaid Interest immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

(a)           Failure to Pay Principal.  The Company fails to pay the Principal Amount when due.

(b)           Breach of Representation and Warranty. Any material representation or warranty of the Company made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the date of this Note.

(c)           Liquidation.  Any dissolution, liquidation or winding up of the Company or any Material Subsidiary or any substantial portion of their business taken as a whole. “Material Subsidiary” means, with respect to any entity, which, at any time after the Issue Date and until such time that this Note is fully paid, is a corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity  of which (A) more than 30% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by the Company, or (B) is under the actual control of the Company.)

(d)           Cessation of Operations.  Any cessation of operations by the Company.

(e)           Maintenance of Assets.  The failure by the Company or any Material Subsidiary to maintain any material intellectual property rights, personal, real property or other assets, which are necessary to conduct its business (whether now or in the future).

(f)           Receiver or Trustee.  The Company or any Material Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(g)           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Company or any Material Subsidiary or any of its property or other assets for more than $250,000, unless stayed vacated or satisfied within thirty (30) days.

(h)           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company or any Material Subsidiary.

4.           Non-Waiver.  The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date.  No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

5.           Waiver by the Company.  The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note, except as specifically provided herein.

6.           Usury Savings Clause.  The Company and the Holder intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company’s and Holder’s express intention that the Company not be required to pay Interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 10 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the balance of the Principal Amount of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

7.           Miscellaneous.

(a)           Governing Law; Venue.  This Note shall be governed by and interpreted in accordance with the Uniform Commercial Code as from time to time in effect in the State of Nevada as to matters within the scope thereof, and, with respect to all other matters, shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard for any conflict of laws. The Company irrevocably consents to the exclusive jurisdiction of any Federal or State court of Florida sitting in Miami-Dade County, Florida in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

(b)           Successors and Assigns.  This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Holder may assign all or any portion of its rights hereunder to its Affiliate (as such term is defined in Rule 405 of the Securities Act) without such consent by giving written notice of such assignment to the Company.  Assignment of all or any portion of this Note in violation of this Section shall be null and void.

(c)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing. The addresses for such communications shall be: (i) if to the Company to: BioZone Pharmaceuticals, Inc., Attn: Elliot Maza, CEO, facsimile: (201) 608-5103, with a copy to: Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, Attn: Harvey Kesner, Esq., facsimile: (212) 930-9725; and (ii) if to the Holder, to the name, address and facsimile number set forth on the front page of this Note.

(d)           Amendment; Waiver.  No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Holder.

(e)           Invalidity.  Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invaliding the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)           Section and Paragraph Headings.  The section and paragraph headings contained herein are for convenience only and shall not be construed as part of this Note.

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.

BIOZONE PHARMACEUTICALS, INC.

By:

Name:

Title:

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